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                                                                     Exhibit 5.1


WAYNE T. EGAN

E-MAIL WEGAN@WEIRFOULDS.COM
DIRECT LINE 416-947-5086
FILE NO. 11628.00002

                           Opinion of WeirFoulds LLP

                                                                October 30, 2006

Canadian Solar Inc.
Xin Zhuang Industry Park
Changshu, Suzhou
Jiangsu 215562
People's Republic of China

Dear Sirs:

     RE: CANADIAN SOLAR INC. (THE "COMPANY")

     We have acted as special legal counsel in Canada to the Company in connection with a registration statement on form F-1 (Registration No.333-138144) originally filed with the U.S. Securities and Exchange Commission (the "COMMISSION") on October 23, 2006 (the "REGISTRATION STATEMENT") relating to the registration under the U.S. Securities Act of 1933, as amended, (the "SECURITIES ACT") of 7,700,000 common shares, of which 6,300,000 (the "ISSUED SHARES") are being offered by the Company and 1,400,000 common shares (the "SELLING SHAREHOLDER SHARES") are being offered by certain selling shareholders of the Company.

     For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the Articles of Continuance dated June 1, 2006 and all amendments thereto, the by-laws of the Company dated June 1, 2006, copies of unanimous written resolutions of the board of directors of the Company dated October 19, 2006 (the "MINUTES"), a copy of the register of shareholders of the Company as at October 30, 2006, a certificate from an officer of the Company dated October 23, 2006, a copy of which is annexed hereto (the "OFFICER'S CERTIFICATE") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

     In rendering the opinion expressed in paragraph 1, we have relied solely, as to the subsistence of the Company, upon a Certificate of Compliance dated October 20, 2006 issued under the Canada Business Corporations Act in respect of the Company (the "CERTIFICATE OF COMPLIANCE").

     We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, and (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.



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
THE EXCHANGE TOWER, SUITE 1600              TELEPHONE   416-365-1110
P.O. BOX 480, 130 KING STREET WEST          FACSIMILE   416-365-1876
TORONTO, ONTARIO, CANADA M5X 1J5            WEBSITE     WWW.WEIRFOULDS.COM
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     We have not been instructed to undertake and have not undertaken any further inquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of Canada as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Officers Certificate as to matters of fact and the Certificate of Compliance without further verification and have relied upon the foregoing assumptions, which we have not independently verified.

     We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Canada. This opinion is to be governed by and construed in accordance with the laws of Canada and is limited to and is given on the basis of the current law and practice in Canada.

     On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is a company duly organized, validly existing and in good standing under the Canada Business Corporations Act.

2. When issued and paid for as contemplated by the Registration Statement, the Issued Shares will be validly issued, fully paid and non-assessable.

3. The Selling Shareholder Shares are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                               Yours truly,

                                               /s/ WeirFoulds LLP


                                               WEIRFOULDS LLP




WTE/apl

                                                                               2

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                                   CERTIFICATE


TO:  WEIRFOULDS LLP

RE: SALE OF COMMON SHARES OF CANADIAN SOLAR INC. PURSUANT TO A REGISTRATION STATEMENT ON FORM F-1 (THE "REGISTRATION STATEMENT") DATED OCTOBER 23, 2006


--------------------------------------------------------------------------------

   The undersigned, Bing Zhu duly appointed Chief Financial Officer of Canadian Solar Inc. (the "CORPORATION"), a corporation continued and existing under the federal laws of Canada, HEREBY CERTIFIES on behalf of the Corporation but without personal liability as follows:

1. I am the Chief Financial Officer of the Corporation and as such I am familiar with the matters addressed in this Certificate.

2. The minute books and corporate records of the Corporation relating to the proceedings of the shareholders and directors of the Corporation which have been made available to you are the original minute books and corporate records of the Corporation and contain all minutes of meetings, resolutions and proceedings of the shareholders and directors of the Corporation to the date hereof and there have been no meetings, resolutions or proceedings authorized or passed by the shareholders or directors of the Corporation to the date hereof not reflected in such minute books and corporate records. Such minute books and corporate records are true, complete and correct in all respects and there are no changes, additions or alterations necessary to be made thereto to make such books and corporate records true, complete and correct. The Corporation has received the full amount of consideration in respect of all shares issued by it.

3. There are no articles, by-laws or other constating documents of the Corporation other than those contained in the minute books.

4. The Corporation is not insolvent and has not been dissolved and no acts or proceedings have been taken or are pending in connection with any liquidation, winding-up, dissolution, bankruptcy, insolvency, amalgamation, arrangement, continuance or any other form of reorganization. The Corporation is not in the course of, nor has it received any notice in respect of any such proceedings.

5. The Corporation has not taken any steps to terminate its existence, amalgamate, to continue in any other jurisdiction or to change its corporate existence in any way. The Corporation has not received any notice or other communication from any person or governmental authority indicating that there exists any situation which, unless remedied, could result in the termination of its existence.

6. As at the date hereof, the Corporation is up-to-date in the filing of all returns required by governmental authorities, including under corporate, securities and tax legislation,

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and no notice of any proceedings to cancel its certificate of incorporation or otherwise to terminate its existence has been received by the Corporation. The Corporation has all necessary corporate power and authority to own its properties and is registered to carry on business under the laws of each jurisdiction in which it carries on its business, as now being conducted by it.

7. There are 20,970,000 Common Shares currently outstanding in the capital of the Corporation, which 20,970,000 Common Shares have each been fully paid for prior to issuance. The 20,970,000 Common Shares are held according to the corporate records of the Corporation.

8. The undersigned acknowledges that the matters set forth in this certificate are to be relied upon by WeirFoulds LLP, without independent investigation, in connection with its opinion letter to be provided pursuant to the Registration Statement. Terms used in this opinion letter with the initial letter capitalized and not defined herein shall have the meanings given to such capitalized terms in the said opinion letter if defined in such opinion letter.

   DATED as of October 23, 2006.



                                            /S/ Bing Zhu
                                            ------------------------------------
                                            NAME: BING ZHU
                                            POSITION: CHIEF FINANCIAL OFFICER